Putnam Limited Duration Government Income Fund
Annual Report  November 30, 2005

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended November 30, 2005, Putnam Management
has assumed $8,939 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters (including those described in Note 5).

72DD1(000s omitted)	Class A	    $7,445
				Class B        2,458
				Class C		  231

72DD2(000s omitted)	Class M		  155
				Class R		    2
				Class Y		4,193

73A1				Class A		0.119854
				Class B		0.089167
				Class C		0.081655

73A2				Class M		0.112121
				Class R		0.107092
				Class Y		0.132577

74U1	(000s omitted)	Class A		59,599
				Class B		22,617
				Class C		 2,640

74U2	(000s omitted)	Class M		 1,286
				Class R		    33
				Class Y		31,347

74V1				Class A	    $5.02
				Class B		5.03
				Class C		5.02

74V2				Class M		5.04
				Class R		5.02
				Class Y		5.01


Additional Information About Errors and Omissions Policy
Item 85B

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of legal expenses and costs arising out of claims of market timing activity in the Putnam Funds have been submitted by the investment manager of the Registrant/Series.